Northwestern Mutual®

July 15, 2015
A Life Insurance Policy Illustration for Lawrence Calarco

16022S20000000355
CUSTOM POOL & SPA
MECHANICS INC
1055 SW MARTIN DOWNS BLV
PALM CITY FL 34990

Thank you for your recent life insurance application. We are pleased to inform you that your life insurance policy has been issued.

Enclosed is a Basic Life Insurance Illustration for the policy issued. Please keep this illustration for your records. Your Financial Representative will contact you to arrange delivery of your policy and can discuss the illustration with you.

After reviewing this document please sign, date and return only the last page, the signed Numeric Summary page in the enclosed business envelope. This will verify, for our records, that you have received this illustration.

If you have questions about your policy or any of the information included on the numeric summary, please contact your financial representative at the number listed below.

Thank you for choosing Northwestern Mutual.

Sincerely,

Scott Neubauer, Assistant Director - Northwestern Mutual

David J Siegel, CLU, ChFC, Agent (G.A. 129)
STE 1601
250 S AUSTRALIAN AVE
WEST PALM BCH FL 33401
(561) 284-8115

Revised Basic Illustration
Policy Form TT.TERM.(0513) PM NT UB2
Policy Number: 21254642

A Basic Life Insurance Illustration

Prepared For:
Lawrence Calarco

Prepared By:
David J Siegel, CLU, ChFC, Agent
STE 1601
250 S AUSTRALIAN AVE
WEST PALM BCH FL 33401
(561) 284-8115
July 15, 2015

Narrative Summary

Insured:	Lawrence Calarco Male, Age 53	**Initial Insurance Amount:**	$1,000,000
Underwriting Class:	Premier.	**Initial Contract Premium:**	$2,113.00 Annually (see Premium Summary for other premium frequencies)
Dividend Option:	Either reduce premium or cash options		
Conversion Period:	During the first 10 policy years, but not beyond the policy anniversary nearest the insured's 70th birthday	**Premium Payable:**	For 20 years, but not beyond the policy anniversary nearest the insured's 80th birthday
Policy Type:	Level Term 10		
Policy Number:	21-254-642		

L10 - This is a level insurance amount term life insurance policy. The scheduled premiums are level for the first 10 years, and then increase to a higher level for the remaining years of coverage. It terminates after 20 years or, if earlier, on the policy anniversary nearest the insured's 80th birthday. It has no cash surrender value.

Guaranteed Amounts - These numbers are based on the assumption that no dividends are paid and that Northwestern Mutual Life is charging the maximum premiums allowed in the contract. The scheduled premiums are guaranteed for 10 years.

Non-Guaranteed Amounts - These numbers are based on the assumption that the non-guaranteed amounts currently illustrated will continue unchanged for all years shown. Northwestern Mutual Life is required to state that this is not likely to occur and that actual results likely will be more or less favorable than those illustrated. The scheduled premiums are guaranteed for 10 years.
Illustrated Dividends are based on the assumption that the non-guaranteed dividends currently illustrated will continue unchanged under the assumed dividend scale for all years shown. This is not likely to occur; actual results likely will be more or less favorable than those illustrated. Future dividends may be larger or smaller than illustrated as a result of changes in the dividend scale and/or any policy changes you make, which includes changing the face amount and adding or dropping additional benefits.

Conversion Rights - During the conversion period, this policy may be converted to a single life permanent policy with the same Additional Benefits without providing further evidence of insurability. The insurance amount on the resulting permanent policy can be equal to or less than this policy's insurance amount, and is subject to established Northwestern Mutual Life minimums.

Conversion Rights if Disabled - Inclusion of the Disability Waiver of Premium benefit requires premiums to be paid by Northwestern Mutual Life in the event of the insured's total disability. If total disability occurs when the policy is within the conversion period, this term policy may be converted to a single life permanent policy where the premiums for the permanent policy will also be covered by Northwestern Mutual Life. The premium for the resulting permanent policy may not be more than Northwestern Mutual Life's Whole Life Paid-up at Age 90 premium.

Explanation of Terms

Cash Surrender Value - The policy has no cash surrender value.

Contract Premium - The amount required to be paid to keep a life insurance policy in full force. Premium amounts for future years, the difference between the annual premium and total payments on other frequencies in future years, and an annual percentage rate (APR) calculation, may be obtained from your Financial Representative. The APR calculation is also available through www.northwesternmutual.com.

Disability Waiver of Premium - Under this optional benefit, premiums are paid by Northwestern Mutual during the insured's total disability as defined in the provision. The Premium Summary indicates whether this benefit is included.

Dividends - Although an illustration may show dividends being paid at the end of each year, they are not guaranteed. A dividend represents a return of premium due to favorable mortality experience, investment results and expense control. Depending on the elements of the policy and personal choice, the dividend may be used to reduce premium payments, be left to accumulate at interest, or be taken in cash.

Insurance - The amount that the insurance company pays on the death of the insured person. Total Insurance is the face amount of the policy plus any dividend accumulations.

Supplemental Illustrations - These may show premium outlays using non-guaranteed dividend values to pay a portion of the premiums. If dividends are smaller than illustrated, additional premium amounts not shown on the illustration may have to be paid in cash.

IMPORTANT: THIS GLOSSARY GIVES ONLY A PARTIAL DESCRIPTION OF POLICY TERMS AND PROVISIONS AND DOES NOT MODIFY POLICY PROVISION IN ANY WAY. THE POLICY CONTRACT MUST BE REFERRED TO FOR EXACT DEFINITIONS.

Premium Summary

Insured: Lawrence Calarco
Male, Age 53, Premier NT

Policy Type: Level Term 10
Initial Insurance: $1,000,000

Premiums may be paid directly or through an Insurance Service Account (ISA). ISA is Northwestern Mutual's unique billing system, allowing customers to combine payments for up to 15 policies on one bill.

Payments can be made automatically by using electronic funds transfer. You have four premium frequencies to choose from (the monthly frequency is available only through ISA):

	Annual	Semi-Annual*	Quarterly*	Monthly*
Initial Contract Premiums				
Insurance	$2,053.00	$1,046.21	$528.24	$177.17
Policy Fee	60.00	30.57	15.43	5.18
Total*	**$2,113.00**	**$1,076.78**	**$543.67**	**$182.35**
Total First Year Payments	$2,113.00	$2,153.56	$2,174.68	$2,188.20
Amount in Excess of Annual Premium	0.00	40.56	61.68	75.20

Direct billings and payments are also available for non-ISA payments. You have three premium frequencies to choose from:

	Annual	Semi-Annual*	Quarterly*
Total Non-ISA Payments*	$2,113.00	$2,156.26	$2,182.68

* The total may not be the sum of the initial individual contract premiums because the actual calculation multiplies the total by a factor. The monthly frequency is available only through ISA.

NB-370-1-CAL-21254642

Numeric Summary

Insured: Lawrence Calarco
Male, Age 53, Premier NT

Policy Type: Level Term 10
Initial Insurance: $1,000,000

		Guaranteed Maximum Premiums	Non-Guaranteed* Avg. Maximum & Scheduled*	Non-Guaranteed* Scheduled Premiums*
Year 5:	Total Premiums	$10,565	$10,565	$10,565
	Total Dividends	$0	$0	$0
	Cash Surr Value	$0	$0	$0
	Insurance	$1,000,000	$1,000,000	$1,000,000
Year 10:	Total Premiums	$21,130	$21,130	$21,130
	Total Dividends	$0	$0	$0
	Cash Surr Value	$0	$0	$0
	Insurance	$1,000,000	$1,000,000	$1,000,000
Year 20:	Total Premiums	$478,700	$281,550	$84,400
	Total Dividends	$0	$0	$0
	Cash Surr Value	$0	$0	$0
	Insurance	$1,000,000	$1,000,000	$1,000,000
@Age 70:	Total Premiums	$287,800	$176,610	$65,419
	Total Dividends	$0	$0	$0
	Cash Surr Value	$0	$0	$0
	Insurance	$1,000,000	$1,000,000	$1,000,000

*The scheduled premiums are based on the Northwestern Mutual Life's expectations with regard to such factors as interest rates, expenses, mortality and persistency. These premiums are guaranteed for ten years.After ten years (with regulatory approval) they may be changed if the company's expectations change. The new premium is not guaranteed beyond one year and may be changed on each subsequent policy anniversary (with regulatory approval) but cannot exceed maximum levels. A change in premium will not result in a change in benefits or cash values.

I have received a copy of this illustration and understand that any non-guaranteed elements illustrated on this or any supplemental illustration are subject to change and could be either higher or lower. I have been informed that they are not guaranteed.

(Policyowner's Signature) (Date)

I certify that this illustration has been provided to the policyowner by mail and that it has been explained (by cover page) that any non-guaranteed elements are subject to change. I have made no statements that are inconsistent with this illustration.

Scott Neubauer, Assistant Director

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue, Milwaukee, WI 53202
(414) 271-1444